Exhibit 99.1
NEWS RELEASE

For further information, contact:	Matt Quantz, Manager — Corporate Communications
(337) 232-7028
PETROQUEST ENERGY PRICES OFFERING OF COMMON STOCK
LAFAYETTE, LA — June 24, 2009 — PetroQuest Energy, Inc. (NYSE: PQ) announced today that it has priced its previously announced public offering of 10,000,000 shares of its common stock at $3.50 per share. The Company has granted the underwriters an option exercisable for a period of 30 days to purchase up to 1,500,000 additional shares of common stock to cover any over-allotments.
The closing of the offering is expected to occur on or about June 30, 2009, subject to customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes, including to fund capital expenditures related to its exploration and development drilling program.
J.P. Morgan Securities Inc. is acting as sole book-running manager for the offering. Calyon Securities (USA) Inc., Capital One Southcoast, Howard Weil Incorporated, Johnson Rice & Company L.L.C., Simmons & Company International, SMH Capital, Stifel Nicolaus and UBS Investment Bank are acting as co-managers for the offering. A copy of the preliminary prospectus supplement and related base prospectus for the offering has been filed with the Securities and Exchange Commission and is available on the SEC’s website, www.sec.gov. Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting J.P. Morgan Securities Inc. at 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attn: Chase Distribution and Support Service, Northeast Statement Processing, or by telephone to (718) 242-8002, or by fax at (718) 242-8003.
This news release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and the significant price decline since June 30, 2008, the deteriorating economic conditions in the United States and globally, the decline in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.